Exhibit 99.3

POGO PRODUCING COMPANY & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Northrock Acquisition

On July 8, 2005, Pogo Producing Company (together with its subsidiaries, the “Company”) and Pogo Canada, ULC, a wholly-owned subsidiary of the Company (“Pogo Canada”), entered into a definitive purchase agreement with Unocal Corporation and certain of its affiliates whereby Pogo Canada agreed to purchase all of the outstanding shares of Northrock Resources Ltd., a Canadian company and an indirect wholly owned subsidiary of Unocal Corporation (“Northrock”), for a purchase price of $1.8 billion, subject to adjustment under the terms of the agreement.  The Company expects the closing of the acquisition to occur within the next few weeks, subject to customary closing conditions.  The Company intends to fund the acquisition utilizing the assumed proceeds from a $350 million debt offering (the “debt offering”), cash on hand and additional borrowings under its credit facility.

The following summary unaudited pro forma condensed combined financial information reflects the combination of the historical consolidated balance sheets and income statements of the Company and Northrock, adjusted for certain effects of the probable acquisition and the related anticipated funding.

The unaudited pro forma condensed combined financial information is based on the following assumptions and adjustments:

•                  the income statement data presents operations as if the acquisition were effected on January 1, 2004;

•                  the balance sheet data presents the acquisition as if it were effected on June 30, 2005;

•                  the balance sheet and income statement data reflect the disposition of  the Company’s Hungary and Thailand oil and gas operations on June 7, 2005 and August 17, 2005, respectively, and the use of cash on hand, the assumed proceeds from the debt offering and additional borrowings under its credit facility to fund the purchase of Northrock;

•                  the historical financial statements of Northrock have been adjusted to conform to the financial statement presentation format of the Company.

The historical income statement information for the year ended December 31, 2004 is derived from the audited financial statements of Northrock and the Company.  The historical income statement information for the six-month period ended June 30, 2005 and the historical balance sheet information as of June 30, 2005 are derived from the unaudited financial statements of Northrock and the Company. The unaudited pro forma condensed combined financial information should be read together with the historical financial statements of Northrock, which are included herein, and with the Company’s historical consolidated financial statements included in its Current Report on Form 8-K dated August 25, 2005 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005 and June 30, 2005.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The financial results may have been different if the companies had always been combined or if the transactions had occurred as of the dates indicated above.  This financial information does not purport to indicate the future results that the Company will experience. Further, the unaudited pro forma condensed combined financial information does not reflect the effect of restructuring charges that are expected to be incurred to fully integrate and operate the combined organization more efficiently or anticipated synergies resulting from the acquisition.

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma  Condensed Combined Statement of Income

Six Months Ended June 30, 2005

(expressed in thousands, except per share amounts)

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	Pogo	Northrock	Adjustments		Combined
Revenues:
Oil and Gas	$528,106	$191,106	$—		$719,212
Other	13,610	6	—		13,616
Total	541,716	191,112	—		732,828

Operating costs and expenses:
Lease operating	62,185	32,158	—		94,343
General and administrative	37,045	8,844	—		45,889
Exploration	14,498	6,977	—		21,475
Dry hole and impairment	53,857	12,168	—		66,025
DD&A	138,381	63,804	(63,804	)(a)	232,217
			93,836	(b)
Production and other taxes	25,366	—	—		25,366
Transportation and other	10,248	3,559	—		13,807
Total	341,580	127,510	30,032		499,122

Operating income (loss)	200,136	63,602	(30,032)		233,706

Interest:
Income	2,186	3,125	(3,125	)(c)	2,186
Charges	(24,061)	—	(12,040	)(d)	(45,428)
			(9,327	)(e)
Capitalized	4,910	—	21,955	(f)	26,865

Total interest expense	(16,965)	3,125	(2,537)		(16,377)

Foreign Currency Transaction Gain	2	—	—		2

Income (loss) before income tax	183,173	66,727	(32,569)		217,331

Income taxes	69,686	34,277	(12,849	)(g)	91,114

Income (loss) from continuing operations	$113,487	$32,450	$(19,720)		$126,217
Earnings per share
Basic	$1.83				$2.04
Diluted	$1.82				$2.02
Weighted average shares:
Basic	61,925				61,925
Diluted	62,489				62,489

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma  Condensed Combined Statement of Income

Year Ended December 31, 2004

(expressed in thousands, except per share amounts)

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	Pogo	Northrock	Adjustments		Combined
Revenues:
Oil and Gas	$973,083	$342,274	$—		$1,315,357
Other	14,605	(13)	—		14,592
Total	987,688	342,261	—		1,329,949

Operating costs and expenses:
Lease operating	100,506	61,546	—		162,052
General and administrative	62,056	21,816	—	(h)	83,872
Exploration	21,739	8,724	—		30,463
Dry hole and impairment	61,634	35,796	—		97,430
DD&A	251,876	115,634	(115,634	)(a)	445,991
			194,115	(b)
Production and other taxes	44,104	—	—		44,104
Transportation and other	19,488	7,208	—		26,696
Total	561,403	250,724	78,481		890,608
Operating income (loss)	426,285	91,537	(78,481)		439,341

Interest:
Income	522	2,697	(2,697	)(c)	522
Charges	(29,333)	(236)	(24,039	)(d)	(72,417)
			(18,809	)(e)
Capitalized	14,216	—	43,153	(f)	57,369
Total interest expense	(14,595)	2,461	(2,392)		(14,526)

Loss on extinguishment of debt	(13,759)	—	—		(13,759)

Foreign currency transaction gain (loss)	(30)	70	—		40

Income (loss) before income tax	397,901	94,068	(80,873)		411,096

Income taxes	148,866	40,443	(31,866	)(g)	157,443

Income (loss) from continuing operations	$249,035	$53,625	$(49,007)		$253,653

Earnings per share
Basic	$3.90				$3.97
Diluted	$3.87				$3.94
Weighted average shares:
Basic	63,848				63,848
Diluted	64,393				64,393

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro Forma Condensed Combined Balance Sheet

June 30, 2005

(In thousands)

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	Pogo	Northrock	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$242,631	$27,674	$797,084	(i)	$37,889
			343,500	(j)
			427,000	(k)
			(1,800,000	)(l)
Accounts receivable	132,421	53,143	—		185,564
Federal income tax receivable	3,164	—	—		3,164
Inventories - Tubulars	14,521	6,034	—		20,555
Other	2,198	178,936	(177,901	)(c)	3,233
Assets of discontinued operations	89,238	—	(89,238	)(i)	—
Total current assets	484,173	265,787	(499,555)		250,405
Property and equipment, net	2,536,101	1,211,211	(1,211,211	)(m)	5,160,970
			2,624,869	(l)
Goodwill	—	54,235	(54,235	)(n)	—
Other	17,904	7,095	6,500	(j)	31,499
Assets of discontinued operations	477,059	—	(477,059	)(i)	—
	$3,515,237	$1,538,328	$389,309		$5,442,874

LIABILITIES
Current liabilities:
Accounts payable	$107,199	$68,793	$5,415	(l)	$181,407
Income taxes payable	865	13,913	—		14,778
Deferred income taxes	839	—	—		839
Price Hedge Contracts	11,503	—	—		11,503
Other	22,913	899	—		23,812
Liabilities of discontinued operations	130,922	—	(130,922	)(i)	—
Total current liabilities	274,241	83,605	(125,507)		232,339
Long-term debt	880,354	—	350,000	(j)	1,657,354
			427,000	(k)
Asset retirement obligation	71,457	37,754	—		109,211
Deferred income taxes	524,236	286,992	(286,992	)(o)	1,311,194
			786,958	(l)
Price Hedge Contracts	4,975	—	—		4,975
Deferred credits	20,891	6,118	—		27,009
Preferred securities	—	408,030	(408,030	)(p)	—
Liabilities of discontinued operations	82,950	—	(82,950	)(i)	—
Total liabilities	1,859,104	822,499	660,479		3,342,082

SHAREHOLDERS’ EQUITY
Common stock	64,749	565,641	(565,641	)(q)	64,749
Additional capital	950,483	—	—		950,483
Retained earnings	883,611	46,873	(46,873	)(q)	1,328,270
			444,659	(i)
Accumulated other comprehensive income (loss)	(10,492)	—	—		(10,492)
Foreign currency translation	—	103,315	(103,315	)(q)	—
Deferred Compensation	(8,833)	—	—		(8,833)
Treasury stock, at cost & Other	(223,385)	—	—		(223,385)
Total shareholders’ equity	1,656,133	715,829	(271,170)		2,100,792
	$3,515,237	$1,538,328	$389,309		$5,442,874

POGO PRODUCING COMPANY & SUBSIDIARIES

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(a)          To record the reversal of historical Northrock depreciation, depletion and amortization expense.

(b)         To record pro forma depreciation, depletion and amortization expense based on the preliminary purchase price allocation to depreciable and depletable assets.

(c)          To eliminate an affiliated note receivable and the related interest income from Northrock’s former parent.  The note receivable will be eliminated as part of the transaction.

(d)         To record interest expense and amortization of debt issuance costs on the anticipated $350 million of debt expected to be issued to partially fund the acquisition of Northrock. For purposes of the pro forma financial information, the Company has assumed an interest rate on the new acquisition related debt of 6.75%.  A 1/8% variance in this rate would change interest expense by $438,000 per year.

(e)          To record interest expense on the anticipated proceeds under the Company’s bank credit facility used to partially fund the acquisition of Northrock.  For purposes of the pro forma financial information, the Company has assumed an interest rate on the bank credit facility of 4.405%.  A 1/8% variance in this rate would change interest expense by $534,000 per year.

(f)            To record the capitalization of interest based on the preliminary allocation of the purchase price to unproved oil and gas properties using a weighted average borrowing rate of 5.8%.

(g)         To record income tax expense on the pro forma adjustments based on the applicable statutory rate (including state and provincial taxes) of 36.5% for U.S. adjustments and 39.5% for Canadian adjustments.

(h)         The Company has established a retention incentive plan for employees of Northrock which generally provides that each permanent, full-time employee of Northrock who remains an employee in good standing for one year following the closing date of the acquisition, or who is terminated other than for cause during that period will be entitled to a one-time payment equal to his or her annual salary subject to adjustment for other amounts received by the employee in the case of an eligible termination.  Because this plan will not have a continuing impact beyond one year, the estimated $11.8 million of expense related to this plan has not been reflected as an adjustment to general and administrative expense in the pro forma condensed combined financial information.

(i)             To remove the effects of the Company’s discontinued Thailand operations, which were sold on August 17, 2005, and to reflect the related transaction proceeds, net of costs, and the resulting gain from the transaction on the pro forma combined balance sheet.

(j)             To record proceeds, net of estimated debt issuance costs of $6.5 million, from the anticipated $350 million of debt to be issued to partially fund the acquisition of Northrock.

(k)          To record anticipated proceeds to be obtained under the Company’s bank credit facility to partially fund the Northrock acquisition.

(l)             To record the preliminary pro forma allocation of the purchase price of the acquisition of Northrock including acquisition costs to oil and gas properties using the purchase method of accounting.  The following is a calculation and allocation of purchase price to the acquired assets and liabilities based on their relative fair values:

CALCULATION OF PURCHASE PRICE (IN THOUSANDS)
Cash paid
Cash on hand	$232,416
Proceeds from Thailand Sale	797,084
Bank Credit Facility	427,000
Anticipated debt issuance, net of issuance costs	343,500
Total	$1,800,000
Add: Estimated transaction costs	5,415

Plus fair market value of liabilites assumed:
Other liabilites	127,477
Deferred income taxes	786,958
Total purchase price for assets acquired	$2,719,850

ALLOCATION OF PURCHASE PRICE (IN THOUSANDS)
Proved oil and gas properties	$1,892,500
Unproved oil and gas properties	732,369
Other assets	94,981
Total	$2,719,850

The purchase price allocation noted above is subject to change based on the Company’s final analysis of the oil and gas properties it is acquiring.  A change in the allocation between the Company’s proved and unproved properties assumed in the preliminary purchase price allocation above would affect its pro forma net income.  An increase of $100 million allocated to the Company’s proved properties would result in a reduction of approximately $6.2 million and $3.0 million in its pro forma net income for the year ended December 31, 2004 and the six months ended June 30, 2005, respectively.

(m)       To eliminate the historical Northrock plant, property and equipment balance.

(n)         To eliminate Northrock’s historical goodwill balance.

(o)         To reverse the historical Northrock deferred tax liability.

(p)         To eliminate the Preferred Securities which will be eliminated as part of the transaction.

(q)         To eliminate the historical equity accounts of Northrock.

POGO PRODUCING COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED SUPPLEMENTAL OIL AND GAS DISCLOSURES

The following pro-forma estimated reserve quantities and estimated standardized measure of discounted future net cash flows show the effect of the acquisition as if it had occurred on December 31, 2004.

	Historical Pogo	Historical Northrock	Pro Forma Combined
Proved:
Oil, Condensate and Natural Gas Liquids (Bbls.)	83,866,054	59,425,000	143,291,054
Natural Gas (Mmcf)	933,981	268,287	1,202,268

Proved Developed:
Oil, Condensate and Natural Gas Liquids (Bbls.)	72,968,008	56,114,000	129,082,008
Natural Gas (Mmcf)	769,753	217,918	987,671

Future gross revenues	$8,850,237	$3,679,887	$12,530,124
Future production costs	(2,123,530)	(800,180)	(2,923,710)
Future development and abandonment costs	(437,117)	(89,586)	(526,703)
Future net cash flow before income taxes	6,289,590	2,790,121	9,079,711
Discount at 10% per annum	(2,650,272)	(1,269,977)	(3,920,249)
Discounted future net cash flows before income taxes	3,639,318	1,520,144	5,159,462
Future income taxes, net of discount at 10% per annum	(1,080,607)	(464,909)	(1,545,516)
Standardized measure of discounted future net cash flows related to proved oil and gas reserves	$2,558,711	$1,055,235	$3,613,946